Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in Registration Statement Nos. 333-35751, 333-88635, 333-43834 and 333-70952 of Dot Hill Systems Corp. on Form S-8 of our reports dated January 25, 2002 appearing in this Annual Report on Form 10-K of Dot Hill Systems Corp. for the year ended December 31, 2001.

San Diego, California
March 28, 2002